NEWS RELEASE

AEROFLEX ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2012 RESULTS

PLAINVIEW, New York — August 16, 2012 — Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of high performance microelectronic components, and test and measurement equipment, today announced its financial results for the fourth quarter and full fiscal year 2012, which ended June 30, 2012.

For the fourth quarter of fiscal 2012:

•	Net sales were $184.7 million compared to $198.7 million in the fourth quarter of fiscal 2011. As in prior quarters during this fiscal year, the performance of our wireless test business was the primary contributor to the decline in sales in the comparative quarters.

•	Operating income was $31.0 million and net income was $17.2 million, or $0.20 per share, compared to operating income of $30.0 million and a net loss of $(21.6) million, or $(0.25) per share, in the fourth quarter of fiscal 2011. The fourth quarter of fiscal 2011 contained a $34.2 million loss on extinguishment of debt and related costs due to the refinancing of Aeroflex’s term loan.

•	On a Non-GAAP basis, operating income was $39.0 million, net income was $19.2 million, or $0.23 per share, and Adjusted EBITDA was $43.6 million compared to operating income of $53.2 million, net income of $29.9 million, or $0.35 per share, and Adjusted EBITDA of $57.9 million, in the fourth quarter of fiscal 2011.

For the full fiscal year 2012:

•	Net sales were $673.0 million compared to $729.4 million in fiscal 2011.

•	Operating loss was $(21.3) million compared to operating income of $52.7 million in fiscal 2011. The primary reason for the difference is due to a goodwill impairment charge of $56.7 million in fiscal 2012. Net loss was $(53.6) million, or $(0.63) per share, compared to a net loss of $(34.7) million, or $(0.45) per share, in fiscal 2011.

•	On a Non-GAAP basis, operating income was $112.7 million, net income was $48.8 million or $0.58 per share, and Adjusted EBITDA was $131.5 million compared to operating income of $164.8 million, net income of $71.3 million, or $0.92 per share, and Adjusted EBITDA of $183.7 million, in fiscal 2011.

”Over the last few months we have been working to reposition our wireless test business for the future. We have made significant operational changes that will reduce costs and enable the business to improve profitability. We have continued to focus on our customers, technology and products,” said Len Borow, Chief Executive Officer of Aeroflex. “Our AMS business has performed well despite the strong economic uncertainty that exists within our end markets. Overall, our business model continues to deliver strong cash flow which enabled us to prepay over $80 million in debt this past fiscal year and an additional $20 million to date in the first quarter of fiscal 2013.”

The following tables present selected financial information for the three months and year ended June 30, 2012 and 2011 prepared in accordance with generally accepted accounting principles (“GAAP”) and on a basis other than GAAP (“Non-GAAP”). The GAAP and Non-GAAP effective tax rates for the year ended June 30, 2012 were 8% and 38%, respectively. The GAAP and Non-GAAP effective tax rates for the year ended June 30, 2011 were 53% and 31%, respectively. The GAAP and Non-GAAP tax rates are a result of Aeroflex’s geographic mix of pre-tax income. A reconciliation between GAAP and Non-GAAP amounts is presented at the end of this press release.

Selected GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net sales	$184,731	$198,685	$673,015	$729,414

Gross profit	95,503	111,076	338,886	392,100
Gross margin	51.7%	55.9%	50.4%	53.8%

Operating income (loss)	30,963	30,031	(21,316)	52,715

Net income (loss)	$17,201	$(21,575)	$(53,637)	$(34,668)

Net income (loss) per common share:
Basic	$0.20	$(0.25)	$(0.63)	$(0.45)
Diluted	$0.20	$(0.25)	$(0.63)	$(0.45)

Weighted average number of common shares outstanding:
Basic	84,828	84,789	84,811	77,153
Diluted	84,872	84,789	84,811	77,153

Selected Non-GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net sales	$184,731	$198,773	$673,015	$729,571

Gross profit	95,718	111,154	339,212	393,366
Gross margin	51.8%	55.9%	50.4%	53.9%

Operating income	38,993	53,205	112,679	164,844

Net income	$19,218	$29,900	$48,806	$71,283

Net income per common share:
Basic	$0.23	$0.35	$0.58	$0.92
Diluted	$0.23	$0.35	$0.58	$0.92

Weighted average number of common shares outstanding:
Basic	84,828	84,789	84,811	77,153
Diluted	84,872	84,789	84,846	77,153

Adjusted EBITDA	$43,571	$57,860	$131,482	$183,698

Business Outlook

Mr. Borow continued, “We expect our performance to improve in fiscal 2013 and are planning to deliver better financial results.” For the first fiscal quarter ending September 30, 2012, Aeroflex expects net sales to be between $134 million and $142 million, GAAP net loss to be between $(15) million and $(13) million, Adjusted EBITDA to be between $15 million and $18 million, GAAP net (loss) per share to be between $(0.18) and $(0.15) and Non-GAAP net income per share to be between $0.00 and $0.02.

The range of expected GAAP and Non-GAAP net income per share for the fiscal first quarter was calculated using GAAP and Non-GAAP effective tax rates of 20% and 34%, respectively.

Non-GAAP Presentation

This press release contains Non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with Aeroflex's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Aeroflex's results of operations in conjunction with the corresponding GAAP measures.

Aeroflex believes that the presentation of Non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that management does not believe are reflective of its ongoing operating results when assessing the performance of its business.

Aeroflex believes that these Non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among its peer companies. However, its peer companies may calculate similar Non-GAAP financial measures differently than Aeroflex, limiting the information’s usefulness as comparative measures.

Webcast and Conference Call Information

Aeroflex will host a live webcast and conference call at 8:15 a.m. eastern standard time on Thursday, August 16th during which management will discuss the financial results. To participate in the live webcast, please visit the events page of the website located at http://ir.aeroflex.com. Please plan to join five to ten minutes before the start of the webcast to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on the Aeroflex website or can be accessed telephonically for domestic callers at (888) 286-8010 or internationally at (617) 801-6888 with pass code 83778348.

About Aeroflex

Aeroflex Holding Corp. is a leading global provider of high performance microelectronic components, and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy, financial results and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; changes in government spending; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; any failure of suppliers to provide raw materials and/or properly functioning component parts; the inability to meet covenants contained in debt agreements; the termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements. Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change. Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:

Andrew Kaminsky

Aeroflex Holding Corp.

(516) 752-6401

andrew.kaminsky@aeroflex.com

Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,
	2012	2011

Net sales	$184,731	$198,685
Cost of sales	89,228	87,609
Gross profit	95,503	111,076

Operating expenses:
Selling, general and administrative costs	38,518	38,834
Research and development costs	20,822	21,611
Amortization of acquired intangibles	15,653	15,966
Restructuring charges	1,397	3,993
Adjustment to impairment of goodwill and other long-lived assets	(3,000)	-
Change in fair value of acquisition contingent consideration liability	(8,850)	641
Total operating expenses	64,540	81,045
Operating income	30,963	30,031

Other income (expense):
Interest expense	(8,851)	(10,401)
Loss on extinguishment of debt and write-off of deferred financing costs	(368)	(34,217)
Other income (expense), net	(801)	(249)
Total other income (expense), net	(10,020)	(44,867)

Income (loss) before income taxes	20,943	(14,836)
Provision for income taxes	3,742	6,739
Net income (loss)	$17,201	$(21,575)

Net income (loss) per common share:
Basic	$0.20	$(0.25)
Diluted	$0.20	$(0.25)

Weighted average number of common shares outstanding:
Basic	84,828	84,789
Diluted	84,872	84,789

Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	Year Ended June 30,
	2012	2011

Net sales	$673,015	$729,414
Cost of sales	334,129	337,314
Gross profit	338,886	392,100

Operating expenses:
Selling, general and administrative costs	151,818	150,875
Research and development costs	89,762	90,088
Amortization of acquired intangibles	62,696	63,672
Termination of Sponsor Advisory Agreement	-	18,133
Restructuring charges	6,779	14,783
Impairment of goodwill and other long-lived assets	56,700	-
Change in fair value of acquisition contingent consideration liability	(7,553)	1,834
Total operating expenses	360,202	339,385
Operating income (loss)	(21,316)	52,715

Other income (expense):
Interest expense	(34,237)	(66,204)
Loss on extinguishment of debt and write-off of deferred financing costs	(1,232)	(59,395)
Gain from a bargain purchase of a business	-	173
Other income (expense), net	(1,745)	(775)
Total other income (expense), net	(37,214)	(126,201)

Income (loss) before income taxes	(58,530)	(73,486)
Provision (benefit) for income taxes	(4,893)	(38,818)
Net income (loss)	$(53,637)	$(34,668)

Net income (loss) per common share:
Basic	$(0.63)	$(0.45)
Diluted	$(0.63)	$(0.45)

Weighted average number of common shares outstanding:
Basic	84,811	77,153
Diluted	84,811	77,153

Selected Segment Data

(In thousands except percentages)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net sales:
Microelectronic solutions ("AMS")	$109,060	$105,649	$366,745	$370,035
Test solutions ("ATS")	75,671	93,036	306,270	359,379
Total net sales	$184,731	$198,685	$673,015	$729,414

Gross profit:
- AMS	$59,078	$57,108	$188,743	$192,494
- ATS	36,425	53,968	150,143	199,606
Total gross profit	$95,503	$111,076	$338,886	$392,100

Gross Margin:
- AMS	54.2%	54.1%	51.5%	52.0%
- ATS	48.1%	58.0%	49.0%	55.5%
Total gross margin	51.7%	55.9%	50.4%	53.8%

Aeroflex Holding Corp. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	June 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$41,324	$66,278
Accounts receivable, less allowance for doubtful accounts of $981 and $1,210	146,597	168,141
Inventories	158,090	186,370
Deferred income taxes	33,315	51,855
Income taxes receivable	4,935	-
Prepaid expenses and other current assets	11,942	10,044
Total current assets	396,203	482,688

Property, plant and equipment, net of accumulated depreciation of $102,310 and $82,581	101,632	105,162
Deferred financing costs, net	15,720	15,289
Other assets	34,955	29,000
Intangible assets with definite lives, net	119,476	183,614
Intangible assets with indefinite lives	113,461	114,730
Goodwill	408,361	465,443

Total assets	$1,189,808	$1,395,926

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$-	$7,635
Accounts payable	26,822	48,737
Advance payments by customers and deferred revenue	23,433	25,859
Income taxes payable	593	8,371
Accrued payroll expenses	18,635	22,063
Accrued expenses and other current liabilities	37,559	45,772
Total current liabilities	107,042	158,437

Long-term debt	641,375	717,750
Deferred income taxes	94,022	117,150
Other long-term liabilities	20,592	19,065
Total liabilities	863,031	1,012,402

Stockholders' equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized; 84,845,687 and 84,789,180 shares issued and outstanding	848	848
Additional paid-in capital	648,092	644,262
Accumulated other comprehensive income (loss)	(39,476)	(32,536)
Accumulated deficit	(282,687)	(229,050)
Total stockholders' equity	326,777	383,524

Total liabilities and stockholders' equity	$1,189,808	$1,395,926

Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(53,637)	$(34,668)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	84,298	83,459
Gain from a bargain purchase of a business	-	(173)
Change in fair value of acquisition contingent consideration liability	(7,553)	1,834
Acquisition related adjustment to cost of sales	-	998
Acquisition related adjustment to sales	-	157
Impairment of goodwill and other long-lived assets	56,700	-
Loss on extinguishment of debt and write-off of deferred financing costs	1,232	59,395
Deferred income taxes	(3,724)	(53,626)
Share-based compensation	3,527	2,254
Non - cash restructuring charges	1,015	4,860
Amortization of deferred financing costs	2,023	4,755
Paid in kind interest	-	2,434
Other, net	613	1,103
Change in operating assets and liabilities, net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	19,884	(20,577)
Decrease (increase) in inventories	25,494	(54,993)
Decrease (increase) in prepaid expenses and other assets	(6,359)	(5,519)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(33,066)	2,849

Net cash provided by (used in) operating activities	90,447	(5,458)

Cash flows from investing activities:
Payments for purchase of businesses, net of cash acquired	(5,106)	(23,717)
Capital expenditures	(21,773)	(25,957)
Proceeds from sale of marketable securities	-	10,357
Proceeds from the sale of property, plant and equipment	420	995

Net cash provided by (used in) investing activities	(26,459)	(38,322)

Cash flows from financing activities:
Credit facility borrowings	-	725,000
Net proceeds from issuance of common stock	-	243,995
Repurchase of senior unsecured notes and senior subordinated unsecured term loans, including premiums and fees	-	(432,526)
Payment of contingent consideration related to business acquisition	(948)	-
Debt repayments	(84,010)	(510,923)
Deferred financing costs	(3,685)	(18,903)
Other, net	(37)	-

Net cash provided by (used in) financing activities	(88,680)	6,643

Effect of exchange rate changes on cash and cash equivalents	(262)	2,752

Net increase (decrease) in cash and cash equivalents	(24,954)	(34,385)
Cash and cash equivalents at beginning of year	66,278	100,663

Cash and cash equivalents at end of year	$41,324	$66,278

Aeroflex Holding Corp. and Subsidiaries

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income

(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Operating income (loss) -GAAP	$30,963	$30,031	$(21,316)	$52,715
Amortization of acquired intangibles	15,653	15,966	62,696	63,672
Impact of purchase accounting adjustments	71	157	282	1,645
Change in fair value of acquisition contingent consideration liability	(8,850)	641	(7,553)	1,834
Merger related expenses	-	-	-	1,222
Restructuring costs and related pro forma savings (a)	2,832	5,253	14,783	21,085
Share-based compensation	878	599	3,527	2,254
Termination of Sponsor Advisory Agreement	-	-	-	18,133
Impairment of goodwill and other long-lived assets	(3,000)	-	56,700	-
Other adjustments	446	558	3,560	2,284
Operating income - non-GAAP	$38,993	$53,205	$112,679	$164,844

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (loss) -GAAP	$17,201	$(21,575)	$(53,637)	$(34,668)
Amortization of acquired intangibles	15,653	15,966	62,696	63,672
Impact of purchase accounting adjustments	71	157	282	1,645
Change in fair value of acquisition contingent consideration liability	(8,850)	641	(7,553)	1,834
Merger related expenses	-	-	-	1,222
Restructuring costs and related pro forma savings (a)	2,832	5,253	14,783	21,085
Share-based compensation	878	599	3,527	2,254
Termination of Sponsor Advisory Agreement	-	-	-	18,133
Impairment of goodwill and other long-lived assets	(3,000)	-	56,700	-
Loss on extinguishment of debt and write-off of deferred financing costs	368	34,217	1,232	59,395
Gain from a bargain purchase of a business	-	-	-	(173)
Amortization of deferred financing costs	508	779	2,023	4,755
Other adjustments	446	558	3,560	2,972
Tax impact of adjustments	(6,889)	(6,695)	(34,807)	(70,843)
Net income -non-GAAP	$19,218	$29,900	$48,806	$71,283

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (loss) -GAAP	$17,201	$(21,575)	$(53,637)	$(34,668)
Interest expense	8,851	10,401	34,237	66,204
Provision (benefit) for income taxes	3,742	6,739	(4,893)	(38,818)
Depreciation and amortization	21,435	21,033	84,298	83,459
EBITDA	51,229	16,598	60,005	76,177

Non-cash purchase accounting adjustments	-	88	-	1,155
Change in fair value of acquisition contingent consideration liability	(8,850)	641	(7,553)	1,834
Merger related expenses	-	-	-	1,222
Restructuring costs and related pro forma savings (a)	2,832	5,253	14,783	21,085
Share-based compensation	878	599	3,527	2,254
Termination of Sponsor Advisory Agreement	-	-	-	18,133
Impairment of goodwill and other long-lived assets	(3,000)	-	56,700	-
Loss on extinguishment of debt and write-off of deferred
financing costs	368	34,217	1,232	59,395
Gain from a bargain purchase of a business	-	-	-	(173)
Other defined items (b)	114	464	2,788	2,616
Adjusted EBITDA	$43,571	$57,860	$131,482	$183,698

(a)	Primarily reflects costs associated with the reorganization of our European operations and consolidation of certain of our U.S. components facilities. Pro forma savings reflect the costs that we estimate would have been eliminated during the fiscal year in which a restructuring occurred had the restructuring occurred as of the first day of that fiscal year. Pro forma savings were estimated to be $8.0 million for the year ended June 30, 2012, $1.4 million of which is applicable to the three months ended June 30, 2012, $1.9 million applicable to the three months ended March 31, 2012, $2.1 million applicable to the three months ended December 31, 2011 and $2.6 million applicable to the three months ended September 30, 2011. Pro forma savings were estimated to be $6.3 million for the year ended June 30, 2011, $1.3 million of which is applicable to the three months ended June 30, 2011, $1.7 million applicable to the three months ended March 31, 2011, $1.9 million applicable to the three months ended December 31, 2010 and $1.4 million applicable to the three months ended September 30, 2010.

(b)	Reflects other adjustments required in calculating our debt covenant compliance. These other defined items include legal fees related to litigation, business acquisition costs and pro forma EBITDA for periods prior to the acquisition dates for companies acquired during the respective fiscal year.

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